UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2025

Freeze Tag, Inc.
(Exact name of registrant as speciﬁed in its charter)

Delaware	000-54267	20-4532392
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

360 E. 1st Street, #450 Tustin, California 92780
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (714) 210-3850

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2025, Craig Holland and Mick Donahoo submitted their resignations from the Board of Directors (the “Board”) and as officers of Freeze Tag, Inc. (the “Company”), which were accepted by the Company effective immediately. The resignation followed the submission of a stockholder written consent dated July 10, 2025 seeking the removal of Holland and Donahoo from the Board. The Company subsequently received a written notice from the stockholders withdrawing the stockholder written consent in its entirety prior to its effectiveness. Neither Holland or Donahoo have provided the Company with any statement describing any disagreement with the Company relating to its operations, policies, or practices, and the Company is not aware of any such disagreement beyond the matters described above.

On the same date, the Board of Directors appointed Louise Vardeman as a member of the Board of Directors, effective immediately. Biographical and other required information regarding the newly appointed director will be filed by amendment to this Current Report on Form 8-K or included in the Company’s next periodic report, as applicable.

Item 8.01. Other Events

On July 25, 2025, the Board approved the termination of the Law Offices of Craig V. Butler, the Company’s outside corporate counsel, effective immediately. The Board also authorized the engagement of Scale LLP as the Company’s new outside counsel, effective immediately.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Board Resolution dated July 28, 2025
99.2	Stockholder Written Consent dated July 28, 2025 (with prior consent withdrawal)
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Freeze Tag, Inc., A Delaware corporation
By	/s/ Robert Vardeman, Jr.
Name: Robert Vardeman, Jr. Title: President and Director

Date: July 28, 2025

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